UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

Fresh Start Private Management Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153381
(Commission File Number)

26-3550286
(IRS Employer Identification No.)

11010 EAST BOUNDARY ROAD
ELK WA 99009
 (Address of principal executive offices)(Zip Code)

(509) 714-5236
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 22 2010 Fresh Start Private Management, Inc. (FSPM) entered into an
Intellectual Property License and Asset Purchase Agreement with Fresh Start Private Inc. a private Nevada Company in the alcohol treatment business.

Under the terms of the Agreement FSPM will own all assets and have exclusive rights in the United States of America for Fresh Starts Private Inc.’s alcohol treatment program and methodology.

Under the terms of the agreement FSPM will issue Fresh Start Private Inc. 16,000,000 Sixteen Million restricted shares.

Item 2.01 Completion or Disposition of Assets.

The information provided in Item 1.01 is hereby incorporated into this Item 2.01 by reference

Item 3.02 Unregistered Sales of Equity Securities.

To the extent the issuance of the shares of common stock described in Item 1.01 above are deemed to be an issuance by the Company, the information provided in Item 1.01 is hereby incorporated into this Item 3.02 by reference. Fresh Start Private Management Inc. offered and sold the shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, in a non-public offering where purchaser had access to registration-type information of Fresh Start Private Management Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Intellectual Property License and Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Fresh Start Private Management, Inc.  (Registrant)

Date: November 22, 2010	By:	/s/	Michael Cetrone
Name: Michael Cetrone
Title: President and Chief Executive Officer